EXHIBIT 99.1

                           THACKERAY CORPORATION NEWS

        CONTACT:                                             FOR RELEASE:
        Jules Ross                                           Immediately
        Vice President, Finance                              March 21, 2005
        (212) 564-3393



NEW YORK, NEW YORK -March 21, 2005- Thackeray Corporation (THKY.OB) announced today that EST Orlando, Ltd., the company to whom Thackeray sold its assets in December 2004, has resold the Orlando property which it acquired from Thackeray. Pursuant to Thackeray's agreement with EST Orlando, Thackeray received $700,000, subject to certain minor post-closing adjustments, in additional consideration for the Orlando property as a result of such sale.